SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 4, 2006 (October 2, 2006)

MASSEY ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7775	95-0740960
(State or other jurisdiction of Incorporation)	(Commission File No. )	(I.R.S. Employer Identification Number)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 7.01. Regulation FD Disclosure.

On October 2, 2006, Massey Energy Company (the “Registrant”) issued a press release updating projections for the third quarter and expectations for the full year. In the press release the Registrant also reported the sale of its Falcon reserves to a privately held coal company for approximately $31 million and the engagement of Goldman, Sachs & Co. by the Board of the Registrant to assist in the Registrant’s review of strategic opportunities to maximize sustainable shareholder value. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01. The Registrant subsequently issued a press release on October 3, 2006 to correct an error in its October 2nd release which misidentified a piece of equipment that sat idle for two weeks due to an electric failure as a P&H shovel. A copy of the subsequent press release is attached hereto as Exhibit 99.2, and is incorporated by reference into this Item 7.01.

This Current Report on Form 8-K and the press releases attached hereto are being furnished by the Registrant pursuant to Item 7.01 “Regulation FD Disclosure.” In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, this information shall not be deemed incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release dated October 2, 2006 issued by the Registrant entitled “Massey Energy Reports Sale of Falcon Reserves and Updates Expectations.”

99.2	Press release dated October 3, 2006 issued by the Registrant entitled “Massey Energy Corrects Inaccuracy in Press Release.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: October 4, 2006	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	Vice President and Corporate Secretary

Exhibit Index

99.1	Press release dated October 2, 2006 issued by the Registrant entitled “Massey Energy Reports Sale of Falcon Reserves and Updates Expectations.”

99.2	Press release dated October 3, 2006 issued by the Registrant entitled “Massey Energy Corrects Inaccuracy in Press Release.”